UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 Veterans Memorial Hwy. Suite 100

Hauppauge, New York 11788

(Address of Principal Executive Office) (Zip Code)

(631) 547-3055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 28, 2024, the Special Committee of the Board of Directors of Forward Industries, Inc. (the “Company”) approved and ratified the extension of the maturity date of that certain $1.6 million promissory note (which has been reduced to $600,000 as a result of $1,000,000 principal payments previously made) issued by the Company to Forward Industries (Asia-Pacific) Corporation (“Forward China”) to June 30, 2025. Forward China is an entity which is owned by the Company’s Chairman and Chief Executive Officer.

In connection with the extension, the Company and Forward China entered into an amendment to the Note.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of its ongoing efforts to reduce expenses, on October 28, 2024, the Company and Tom KraMer, the President and Chief Executive Officer of Kablooe, Inc., the Company’s wholly-owned subsidiary, agreed to reduce Mr. KraMer’s base salary from $250,000 to $225,000. This reduction in salary is effective November 1, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: November 1, 2024	By:	/s/ Kathleen Weisberg
Name: Kathleen Weisberg
Title: Chief Financial Officer

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